Exhibit 3.2

__________________________________

AMENDED AND RESTATED

BYLAWS

OF

MACHTEN, INC.
a Delaware corporation
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ARTICLE I

STOCKHOLDERS

SECTION 1.1. Annual Meetings. An annual meeting of stockholders of MACHTEN, INC. (the “Corporation”) to elect directors and transact such other business as may properly be presented to the meeting may be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the Corporation’s Amended and Restated Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”) or these amended and restated bylaws (the “Bylaws”), or if not so designated, as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine. If pursuant to the Certificate of Incorporation or the Bylaws, the Board of Directors is authorized to determine the place of a meeting of stockholders of the Corporation (the “Stockholders”), the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, Stockholders and proxyholders not physically present at a meeting of Stockholders may, by means of remote communication, participate in a meeting of Stockholders and be deemed present in person and vote at a meeting of Stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication. If such means are authorized, the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is, in fact, a Stockholder or proxyholder. The Corporation shall also implement reasonable measures to provide such Stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings. If a Stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

SECTION 1.2. Special Meetings. A special meeting of Stockholders may be called at any time by a majority of the directors or the Chairman of the Board or the President and shall be called by any of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by holders of record of 10% of the shares of stock that would be entitled to be voted on such matter or matters if the meeting were held on the day such request is received and the record date for such meeting were the close of business on the preceding day. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting and as shall be stated in the notice of such meeting.

SECTION 1.3. Notice of Meeting; Notice to Stockholders. For each meeting of Stockholders, written notice shall be given stating the place, if any, date and hour, the means of remote communication, if any, by which Stockholders and proxyholders may be deemed to be present in person and may vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by Delaware law, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each Stockholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation.

Any notice given to a Stockholder under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by such Stockholder. Any such consent shall be revocable by a Stockholder by written notice to the Corporation and shall be deemed revoked under the circumstances described in the DGCL. Notice given to Stockholders by electronic transmission shall be given as provided in the DGCL.

SECTION 1.4. Quorum. Except as otherwise required by the DGCL or the Certificate of Incorporation, the holders of record of a majority of the shares of stock entitled to be voted present in person or represented by proxy at a meeting shall constitute a quorum, for the transaction of business at the meeting, but in the absence of a quorum the holders of record present or represented by proxy at such meeting may vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, unless otherwise provided in the DGCL or Bylaws, until a quorum is obtained.

SECTION 1.5. Chairman and Secretary at Meeting. At each meeting of Stockholders, the Chairman of the Board, or in such person’s absence, the person designated in writing by the Chairman of the Board, or if no person is so designated, then a person designated by the Board of Directors, shall preside as chairman of the meeting; if no person is so designated, then the meeting shall choose a chairman by plurality vote. The Secretary, or in such person’s absence, a person designated by the chairman of the meeting, shall act as secretary of the meeting.

SECTION 1.6. Voting; Proxies. Except as otherwise provided by the DGCL or the Certificate of Incorporation:

(a)  Each Stockholder shall at every meeting of the Stockholders be entitled to one vote for each share of capital stock held by such Stockholder.

(b)  Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A Stockholder may authorize another person or persons to act for such Stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the Stockholder.

(c)  Directors shall be elected by a plurality vote.

(d)  Each matter, other than election of directors, properly presented to any meeting, shall be decided by a majority of the votes cast on the matter.

(e)  Unless otherwise provided in the Certificate of Incorporation, all elections of directors shall be by written ballot. Voting on all other matters need not be by written ballot unless ordered by the chairman of the meeting or if so requested by any Stockholder present or represented by proxy at the meeting and entitled to vote on such matter.

(f)   If authorized by the Board of Directors, the requirement of a written ballot may be satisfied by a ballot submitted by electronic submission, accompanied by the information specified in the DGCL.

SECTION 1.7. Adjourned Meetings. A meeting of Stockholders may be adjourned to another time or place. Unless the Board of Directors fixes a new record date, Stockholders of record for an adjourned meeting shall be as originally determined for the meeting from which the adjournment was taken. Except as provided in the next succeeding sentence, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote. At the adjourned meeting at which there shall be present or represented the holders of record of the requisite number of shares, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 1.8. Consent of Stockholders in Lieu of Meeting. Any action that may be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. A telegram, cablegram or other electronic transmission consenting to action shall be deemed to be written, signed and dated provided that it sets forth or is delivered with information from which the Corporation can determine that it was transmitted by the Stockholder, proxyholder or by a person authorized to act for the Stockholder or proxyholder and the date on which it was transmitted. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until there shall have been compliance with applicable provisions of the DGCL. Notice of the taking of such action shall be given promptly to each Stockholder that did not consent thereto in writing to the extent such notice is required by the provisions of the DGCL.

SECTION 1.9. List of Stockholders Entitled to Vote. At least 10 days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder, shall be prepared. Such list shall be open to the examination of any Stockholder (as defined in Section 220 of the DGCL or any successor statute) for any proper purpose, for a period of at least 10 days prior to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to the list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Stockholder who is present. If the meeting is to be held solely by means of remote communication, such list shall also be open to the examination of any Stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

SECTION 1.10. Fixing of Record Date. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 1.11. Nature of Business at Meetings of Stockholders. Only such business (other than nominations of Directors, which must comply with Section 2.4, and matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) may be transacted at an annual meeting of Stockholders as is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the annual meeting by any Stockholder of the Corporation (i) who is a Stockholder of record on the date of the giving of the notice provided for in this Section 1.11 and on the record date for the determination of Stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 1.11.

(a)  Delivery of Notice. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Stockholder, such Stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a Stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the anniversary date of the immediately preceding annual meeting of Stockholders. In the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

(b)  Form of Notice.

To be in proper written form, a Stockholder’s notice to the Secretary must set forth the following information:

(i)	as to each matter such Stockholder proposes to bring before any meeting:

1.	a brief description of the business intended to be brought before any meeting and the proposed text of any proposal relating to such business, including the complete text of any resolutions proposed for consideration at any meeting and, if such business includes a proposal to amend the Certificate of Incorporation or the Bylaws, the text of the proposed amendment, the reasons for conducting such business at any meeting, and any material interest in such business of any such person proposing to bring such business before any meeting; and

2.	all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such person in connection with the solicitation of proxies in support of such proposed business; and

(ii)	as to the Stockholder of record giving notice and any Stockholder Associated Person (as defined below), if any, on whose behalf the proposal is being made:

1.	the name and address of such Stockholder or any Stockholder Associated Person (including, if applicable, the name and address that appear on the Corporation’s stock ledger);

2.	(A) the class or series and number of all shares of stock of the Corporation that are, directly or indirectly, owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act) or of record by such Stockholder or any Stockholder Associated Person (specifying the type of ownership), (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such Stockholder or any Stockholder Associated Person, the number of such shares of stock of the Corporation held by each such nominee holder, and any pledge with respect to any of such stock, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction or series of transactions has been entered into by or on behalf of such Stockholder or any Stockholder Associated Person, with respect to stock of the Corporation, and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such Stockholder or any Stockholder Associated Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such Stockholder or any Stockholder Associated Person, or to increase or decrease the voting power or pecuniary or economic interest of such Stockholder or any Stockholder Associated Person, with respect to stock of the Corporation;

3.	a complete and accurate description of all agreements, arrangements, or understandings (whether written or oral) between or among such Stockholder or any Stockholder Associated Person, and any other person or persons or entity (naming each such person or entity) in connection with the proposal of such business, including any material interest of such Stockholder or any Stockholder Associated Person, in such business, including any anticipated benefit therefrom to such Stockholder or any Stockholder Associated Person;

4.	a complete and accurate description of any pending or, to such Stockholder’s knowledge, threatened legal proceeding in which such Stockholder or any Stockholder Associated Person is a party or participant involving the Corporation or, to such Stockholder’s knowledge, any current or former officer, director, affiliate or associate of the Corporation;

5.	a representation that the Stockholder giving notice intends to appear in person or by proxy at any meeting to bring such business before the meeting and an acknowledgment that, if such Stockholder (or a qualified representative of such Stockholder) does not appear to present such business at such meeting, the Corporation need not present such business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

6.	a representation from such Stockholder as to whether such Stockholder or any Stockholder Associated Person intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to a number of holders of the Corporation’s voting shares reasonably believed by such Stockholder to be sufficient to approve or adopt the business to be proposed, (B) to engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to business, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation; and

7.	any other information relating to such Stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before any meeting pursuant to Section 14 of the Exchange Act.

A Stockholder providing notice of business proposed to be brought before any meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.11 shall be true and correct as of the record date for determining the Stockholders entitled to receive notice of any meeting and such update and supplement shall be delivered either in person or by United States certified mail, postage prepaid, and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the Stockholders entitled to receive notice of any meeting. The update and supplement shall clearly identify the information that has changed since such Stockholder’s prior submission, it being understood that no such update may cure any deficiencies or inaccuracies with respect to any such prior submission or extend the time period for the delivery of notice pursuant to this Section 1.11. If a Stockholder fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 1.11. In addition, the Stockholder shall promptly provide any other information reasonably requested by the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided within 10 (ten) days after it has been requested by the Corporation.

No business shall be conducted at any meeting of Stockholders except business brought before any meeting in accordance with the procedures set forth in this Section 1.11; provided, however, that, once business has been properly brought before any meeting in accordance with such procedures, nothing in this Section 1.11 shall be deemed to preclude discussion by any Stockholder of any such business. Except as otherwise provided by law, the Certificate of Incorporation, or the Bylaws, the chairperson of any meeting shall have the power and duty to determine whether any business was properly brought before any meeting in accordance with the foregoing procedures, and, if such proposed business is deemed not to have been properly made, to declare to the meeting that the business was not properly brought before the meeting and such business shall be disregarded and declared to be out of order, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise required by law, if the Stockholder (or a qualified representative of such Stockholder) proposing any business to be conducted at any meeting does not appear at any meeting of Stockholders to propose such business, such proposed business shall not be transacted, and no vote shall be taken with respect to such proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

Notwithstanding the foregoing provisions of this Section 1.11, a Stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 1.11. This Section 1.11 is expressly intended to apply to any business proposed to be brought before a meeting of Stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Nothing contained in this Section 1.11 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

For purposes of the Bylaws, a “Stockholder Associated Person” of any Stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such Stockholder or any beneficial owner described in the immediately following clause (ii), (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such Stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

SECTION 1.12. Action by Written Consent.

(a)  Unless otherwise provided in the Certificate of Incorporation or by applicable law, any action which, under any provision of the DGCL, is required to or may be taken at any annual or special meeting of Stockholders may be taken without a meeting of Stockholders, if a consent in writing, setting forth the action so taken, (i) is signed by the holders of record on the record date (established as provided below in Article IV, Section 4) of the outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) is delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to an officer or agent of the Corporation having custody of the minute books in which proceedings of meetings of Stockholders are recorded.

(b)  The delivery of consents submitted pursuant to this Section 1.12 shall be made by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of the signature of each Stockholder who signs the consent, and no written consent shall be effective for the Corporation to take action unless, within sixty (60) calendar days of the earliest dated valid consent delivered in the manner described in this Section 1.12, written consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner described in Section 1.12(a). Only Stockholders of record on the record date shall be entitled to consent to corporate action in writing without a meeting.

(c)  Any Stockholder of record seeking to have the Stockholders give consent to corporate action in writing without a meeting pursuant to this Section 1.12 shall first request in writing that the Board fix a record date for the purpose of determining the Stockholders entitled to give consent to such corporate action, and delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (the “Consent Record Date Request Notice”). Within ten (10) calendar days after receipt of a Consent Record Date Request Notice from any such Stockholder, the Board may adopt a resolution fixing a record date for the purpose of determining the Stockholders entitled to give consent to such corporate action, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board (the “Resolution Adoption Date”), and which record date shall not be more than ten (10) calendar days after the Resolution Adoption Date. If no resolution fixing a record date has been adopted by the Board within such ten (10) calendar day period after the date on which a Consent Record Date Request Notice is received, the record date for determining Stockholders entitled to give consent to corporate action in writing without a meeting shall be the first date on which a valid signed written consent setting forth the corporate action taken or proposed to be taken is delivered to the Corporation in the manner described in Section 1.12(a).

(d)  Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of Stockholders to take the action were delivered to the Corporation as provided in Section 1.12(b).

(e)  Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the Stockholders by written consent except in accordance with the Certificate of Incorporation and this Section 1.12. If the Board shall determine that any request to fix a record date or to take Stockholder action by written consent was not properly made in accordance with the Certificate of Incorporation and this Section 1.12, or the Stockholder or Stockholders seeking to take such action do not otherwise comply with the Certificate of Incorporation and this Section 1.12, then the Board shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law.

(f)  In addition to the requirements of this Section 1.12 with respect to Stockholders seeking to take an action by written consent, each Stockholder of record seeking to have the Stockholders authorize or take corporate action by written consent shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

ARTICLE II

DIRECTORS

SECTION 2.1. Number; Term of Office; Qualifications; Vacancies. The number of the directors constituting the entire Board of Directors shall be the number, not less than one nor more than nine, fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies; provided, however, that no decrease shall shorten the term of an incumbent director. Directors shall be elected at the annual meeting of Stockholders to hold office, subject to Sections 2.2 and 2.3, until the next annual meeting of Stockholders and until their respective successors are elected and qualify. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office, subject to Sections 2.2 and 2.3, until the next annual meeting of Stockholders and until their respective successors are elected and qualify; provided, that any vacancy created by the removal of directors by Stockholders shall be filled by Stockholders..

SECTION 2.2. Resignation. Any director of the Corporation may resign at any time by giving written notice or by electronic transmission, as defined in the DGCL, of such resignation to the Board of Directors or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or the Secretary; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these Bylaws in the filling of other vacancies.

SECTION 2.3. Removal. Subject to the provisions of the DGCL, any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the shares entitled to vote at an election of directors..

SECTION 2.4. Nomination of Directors. Only persons who are nominated in accordance with this Section 2.4 shall be eligible for election as directors, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of Stockholders, or at any special meeting of Stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any Stockholder of the Corporation (i) who is a Stockholder of record on the date of the giving of the notice provided for in this Section 6 and on the record date for the determination of Stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.4.

(a)                Delivery of Notice. In addition to any other applicable requirements, for a nomination to be made by a Stockholder, such Stockholder must have given timely notice thereof in proper written form to the Secretary.

To be timely, a Stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of Stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

(b)                Form of Notice. To be in proper written form, a Stockholder’s notice to the Secretary must set forth the following information:

(1) as to each person whom the Stockholder proposes to nominate for election as a director:

(i)	the name, age, business address and residence address of such person;

(ii)	the principal occupation or employment of such person currently and during the past five years;

(iii)	(A) the class and number of all shares of stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such person (specifying the type of ownership), (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person, the number of such shares of stock of the Corporation held by each such nominee holder and any pledge with respect to any of such shares of stock, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to mitigate the loss to, or to manage the risk or benefit of stock price changes for, such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, with respect to stock of the Corporation;

(iv)	a written representation and agreement completed by such person providing that such person: (A) is not and will not become a party to any agreement, arrangement or understanding with, and any commitment or assurance to, any person or entity as to how a person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or a director nominee that has not been disclosed to the Corporation; (C) will, if elected as a director, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, the Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such person within five (5) business days after the Secretary receives any written request therefor from such person), and all applicable fiduciary duties under state law; and (D) intends to serve a full term as a director, if elected;;

(v)	a description of any business or personal interests that could place such person in a potential conflict of interest with the Corporation or any of its subsidiaries;

(vi)	any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the Corporation’s proxy statement and form of proxy as a nominee and to serve as a director if elected);

(vii)	and

(2)	as to the Stockholder giving the notice, and any Stockholder Associated Person, if any, on whose behalf the nomination is being made:

(i)	the name and record address of the Stockholder giving the notice and the name and principal place of business of any Stockholder Associated Person (as defined below) (including, if applicable, the name and address that appear on the Corporation’s stock ledger);

(ii)	(A) the class and number of all shares of stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such Stockholder or any Stockholder Associated Person (specifying the type of ownership), (B) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such Stockholder or any Stockholder Associated Person, the number of shares of stock of the Corporation held by each such nominee holder and any pledge with respect to any of such stock, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Stockholder or any Stockholder Associated Person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such Stockholder or any Stockholder Associated Person, the effect or intent of any of the foregoing being to mitigate the loss to, or to manage the risk or benefit of stock price changes for, such Stockholder or any Stockholder Associated Person, or to increase or decrease the voting power or pecuniary or economic interest of such Stockholder or any Stockholder Associated Person, respect to stock of the Corporation;

(iii)	a complete and accurate description of all agreements, arrangements, or understandings (whether written or oral) between or among such Stockholder or any Stockholder Associated Person, and any proposed nominee or any other person or persons or entity (naming each such person or entity) pursuant to which (A) the nomination(s) are being made by such Stockholder, and any material interest of such Stockholder or any Stockholder Associated Person, in such nomination, including any anticipated benefit therefrom to such Stockholder or any Stockholder Associated Person, and (B) any understanding that such Stockholder or any Stockholder Associated Person may have reached with a Stockholder of the Corporation (including the name of such Stockholder) with respect to how such Stockholder will vote such Stockholder’s shares in the Corporation in support of any nomination;

(iv)	a complete and accurate description of any pending or, to such Stockholder’s knowledge, threatened legal proceeding in which such Stockholder or any Stockholder Associated Person is a party or participant involving the Corporation or, to such Stockholder’s knowledge, any current or former officer, director, affiliate or associate of the Corporation;

(v)	a representation that the Stockholder giving notice intends to appear in person or by proxy at the annual meeting of Stockholders or special meeting of Stockholders to nominate the persons named in such Stockholder’s notice and an acknowledgment that, if such Stockholder (or a qualified representative of such Stockholder) does not appear to nominate the persons named in the Stockholder’s notice at such meeting, such nomination shall be disregarded and no vote shall be taken with respect to such nomination, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

(vi)	a representation from such Stockholder as to whether such Stockholder or any Stockholder Associated Person intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to a number of holders of the Corporation’s voting shares reasonably believed by such Stockholder to be sufficient to elect the person named in the Stockholder’s notice, (B) to solicit proxies in support of the election of any nominee named in the Stockholder’s notice in accordance with Rule 14a-19 under the Exchange Act, or (C) to engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation; and

(3)	any other information relating to such Stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. A Stockholder providing notice of any nomination proposed to be made at an annual meeting of Stockholders or a special meeting of Stockholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for determining the Stockholders entitled to receive notice of the annual meeting of Stockholders or special meeting of Stockholders, and such update and supplement shall be delivered either in person or by United States certified mail, postage prepaid, and received by the secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the Stockholders entitled to receive notice of such annual meeting of Stockholders or special meeting of Stockholders. The update and supplement shall clearly identify the information that has changed since such Stockholder’s prior submission. If a Stockholder fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.4. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of the Bylaws shall not be deemed to extend or waive any applicable deadlines under the Bylaws, cure deficiencies in any notice of nomination or permit a change in the nominee(s) or nomination(s) proposed to be made at a meeting of the Stockholders as identified in the notice of nomination. In addition, the Stockholder shall promptly provide any other information reasonably requested by the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided within ten (10) days after it has been requested by the Corporation.

(4)	No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.4. Except as otherwise provided by law, the Certificate of Incorporation, or the Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination was made in accordance with all of the procedures set forth in this Section 2.4, and, if such proposed nomination is deemed not to have been properly made, the chairperson of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded and declared to be out of order, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 2.4, unless otherwise required by law, if the Stockholder (or a qualified representative of such Stockholder) proposing any nomination does not appear at the meeting of Stockholders to present such nomination, such nomination shall be disregarded, and no vote shall be taken with respect to such proposed nomination, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

(5)	(i) If any person provides notice pursuant to Rule 14a-19(b) under the Exchange Act in connection with a Stockholder’s notice provided under this Section 2.4 and such person subsequently either (x) notifies the Corporation that such person no longer intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act and (ii) no other person that has provided notice pursuant to Rule 14a19(b) under the Exchange Act with respect to such proposed nominee (x) intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the nomination of such proposed nominee shall be disregarded and no vote on the election of such proposed nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any person provides notice pursuant to Rule 14a-19(b) under the Exchange Act in connection with a Stockholder's notice provided under this Section 2.4, such Stockholder shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

SECTION 2.5. Regular and Annual Meetings; Notice. Regular meetings of the Board of Directors shall be held at such time and at such place, within or without the State of Delaware, as the Board of Directors may from time to time prescribe. No notice need be given of any regular meeting, and a notice, if given, need not specify the purposes thereof. A meeting of the Board of Directors may be held without notice immediately after an annual meeting of Stockholders at the same place as that at which such meeting was held.

SECTION 2.6. Special Meetings; Notice. A special meeting of the Board of Directors may be called at any time by the Board of Directors, the Chairman of the Board or the President and shall be called by any one of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by at least two directors. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting. Notice of such meeting stating the time and place thereof shall be given (a) by deposit of the notice in the United States mail, first class, postage prepaid, or its equivalent, as applicable, at least three days before the day fixed for the meeting addressed to each director at such person’s address as it appears on the Corporation’s records or at such other address as the director may have furnished the Corporation for that purpose, or (b) by delivery of the notice similarly addressed for dispatch by facsimile, telegraph or e-mail or by delivery of the notice by telephone or in person, in each case at least 24 hours before the time fixed for the meeting.

SECTION 2.7. Presiding Officer and Secretary at Meetings. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board, or in such person’s absence, by such member of the Board of Directors as shall be chosen at the meeting. The Secretary, or in such person’s absence, an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

SECTION 2.8. Quorum. A majority of the directors then in office shall constitute a quorum for the transaction of business, but in the absence of a quorum a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 2.9. Manner of Participation. Unless otherwise restricted by the Certificate of Incorporation or Bylaws, members of the Board of Directors or of any committee thereof may participate in meetings of the Board of Directors or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 2.10. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee. Such electronic transmission or transmissions filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if such minutes are maintained in electronic form.

SECTION 2.11. Committees of the Board. The Board of Directors may, by resolution passed by the Board of Directors, designate one or more other committees, each such committee to have such name and to consist of one or more directors as the Board of Directors may from time to time determine. Any such committee, to the extent provided in such resolution or resolutions, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, but no such committee shall have such power or authority in reference to (a) approving or adopting, or recommending to the Stockholders, any action or matter expressly required by the DGCL to be submitted to Stockholders for approval, or (b) adopting, amending or repealing any Bylaw. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

SECTION 2.12. Compensation. No director shall receive any stated salary for such person’s services as a director or as a member of a committee but shall receive such sum, if any, as may from time to time be fixed by the Board of Directors.

ARTICLE III

OFFICERS

SECTION 3.1. Election; Qualification. The officers of the Corporation shall consist of a Chief Executive Officer (also known as the “President” unless the Board establishes such as a separate office), a Secretary and a Chief Financial Officer (also known as “Treasurer” unless the Board establishes such as a separate office), each of whom shall be elected by the Board of Directors. The Board of Directors may elect a Chairman of the Board or two Co-Chairmen of the Board, one or more Vice Presidents, a Controller, one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers and such other officers as it may from time to time determine. The Board of Directors shall also determine which of the officers shall hold any other offices, if desired. Any officer may, but is not required to, be a director of the Corporation. Two or more offices may be held by the same person.

SECTION 3.2. Term of Office. Each officer shall hold office from the time of such person’s election and qualification to the time at which such person’s successor is elected and qualified, unless he shall die or resign or shall be removed pursuant to Section 3.4 at any time sooner.

SECTION 3.3. Resignation. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.4. Removal. Any officer may be removed at any time, with or without cause, by the vote of the Board of Directors.

SECTION 3.5. Vacancies. Any vacancy, however caused, in any office of the Corporation may be filled by the Board of Directors.

SECTION 3.6. Compensation. The compensation of each officer shall be such as the Board of Directors may from time to time determine.

SECTION 3.7. Duties of Officers. Officers of the Corporation shall, unless otherwise determined by the Board of Directors, have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may be set forth in the Bylaws or as may from time to time be specifically conferred or imposed by the Board of Directors.

ARTICLE IV

CAPITAL STOCK

SECTION 4.1. Stock Certificates. Notwithstanding any other provision in these Bylaws, any or all classes and series of shares of the Corporation, or any part thereof, may be represented by uncertificated shares, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation (or the transfer agent or registrar, as the case may be). The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class or series shall be identical. If certificates for the shares of the Corporation are issued, each will be in such form as shall be determined by the Board of Directors. Each holder of stock of the Corporation, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to a stock certificate in such form as may from time to time be prescribed by the Board of Directors. Each such certificate shall be signed by or in the name of the Corporation by the Chairman of the Board, or the President, or the Chief Executive Officer, or a Vice President, or a Senior Vice President and by the Secretary or an Assistant Secretary, or the Treasurer, or an Assistant Treasurer or the Chief Financial Officer. Any or all of the signatures appearing on such certificate or certificates may be a copy, facsimile, or electronic signature thereof. If any officer, transfer agent or registrar who has signed or whose signature, whether a copy, facsimile or electronic signature thereof, has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 4.2. Transfer of Stock. Shares of stock shall be transferable on the books of the Corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe.

SECTION 4.3. Redemption of Stock. Any stock of any class or series may be made subject to redemption by the Corporation at its option or at the option of the holders of such stock upon the happening of a specified event; provided however, that immediately following any such redemption, the Corporation shall have outstanding one or more shares of one or more classes or series of stock, which share, or shares together, shall have full voting powers.

SECTION 4.4. Holders of Record. Prior to due presentment for registration of transfer, the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

SECTION 4.5. Lost, Stolen, Destroyed or Mutilated Certificates. The Corporation shall issue a new certificate of stock to replace a certificate theretofore issued by it alleged to have been lost, destroyed or wrongfully taken, if the owner or such owner’s legal representative (a) requests replacement, before the Corporation has notice that the stock certificate has been acquired by a bona fide purchaser; (b) unless the Board of Directors otherwise determines, files with the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such stock certificate or the issuance of any such new stock certificate; and (c) satisfies such other terms and conditions as the Board of Directors may from time to time prescribe

ARTICLE V

MISCELLANEOUS

SECTION 5.1. Waiver of Notice. Whenever notice is required by the Certificate of Incorporation, the Bylaws or any provision of the DGCL, a written or electronically transmitted waiver thereof, signed by the person entitled to notice, whether before or after the time required for such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

SECTION 5.2. Fiscal Year. The fiscal year of the Corporation shall start on such date as the Board of Directors shall from time to time prescribe.

SECTION 5.3. Corporate Seal. The corporate seal shall be in such form as the Board of Directors may from time to time prescribe, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 5.4 Forum For Adjudicating Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any Stockholder, such Stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such Stockholder in any such action by service upon such Stockholder’s counsel in the Foreign Action as agent for such Stockholder. Any person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 5.4.

ARTICLE VI

INDEMNIFICATION

SECTION 6.1. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation, as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) and in the manner provided in the Certificate of Incorporation of the Corporation and as otherwise permitted by the DGCL.

SECTION 6.2. Where required by law, the indemnification provided for herein shall be made only as authorized in the specific case upon the determination, in the manner provided by law, that indemnification of the director, officer, employee or agent of the Corporation is proper in the circumstances.  The Corporation, to the full extent permitted by law, may purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person.

SECTION 6.3. To the extent that a current or former director, officer, employee or agent of the Corporation is successful on the merits or otherwise in defense of any action, suit or proceeding, the Corporation shall, to the fullest extent permitted by the DGCL, indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith.

SECTION 6.4. The indemnification and advancement of expenses provided by the DGCL shall not be deemed to exclude any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any bylaw, agreement, vote of Stockholders or disinterested directors or otherwise.

SECTION 6.5. Unless otherwise determined by the Board, expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay such amount if it shall ultimately be determined that such person is not entitled to be so indemnified.

ARTICLE VII

AMENDMENT OF BYLAWS

SECTION 7.1. By Stockholders. These Bylaws shall be subject to alteration or repeal, and new bylaws may be made, by a majority of the votes cast by the shares of the Corporation at the time such shares are entitled to vote in the election of directors.

SECTION 7.2. By Directors. The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, these Bylaws.

[•], 2023

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